UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On September 18, 2017, Georgia Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of $270,000,000 aggregate principal amount of its Series 2017A 5.00% Junior Subordinated Notes due October 1, 2077 (the “Series 2017A Junior Subordinated Notes”). The Series 2017A Junior Subordinated Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-209779) of the Company.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
1.4
Underwriting Agreement relating to the Series 2017A Junior Subordinated Notes, dated September 18, 2017, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.3	Subordinated Note Indenture, dated as of September 1, 2017, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.4	First Supplemental Indenture to Subordinated Note Indenture, dated as of September 21, 2017, providing for the issuance of the Series 2017A Junior Subordinated Notes.

4.10	Form of the Series 2017A Junior Subordinated Note (included in Exhibit 4.4 above).

5.1	Opinion of Troutman Sanders LLP relating to the Series 2017A Junior Subordinated Notes.

8.1	Tax Opinion of Troutman Sanders LLP relating to the Series 2017A Junior Subordinated Notes.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).

23.2	Consent of Troutman Sanders LLP (included in Exhibit 8.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017		GEORGIA POWER COMPANY
	By	/s/Kristi L. Dow
Kristi L. Dow Assistant Secretary